Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ING 401(k) Plan for ILIAC Agents of our report dated March 10, 2008, with respect to the consolidated financial statements of ING Belgium SA/NV, which report appears in the Annual Report (Form 20-F) of ING Groep N.V. for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

Brussels, Belgium

March 16, 2009

Ernst & Young Reviseurs d’Entreprises SCCRL

Represented by

/s/	Marc Van Steenvoort Partner	/s/	Pierre Anciaux Partner